SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 3, 2002

Date of report (Date of Earliest Event Reported)

FBR ASSET INVESTMENT CORPORATION
(Exact name of Registrant as specified in Its Charter)

VIRGINIA	01-15049	54-1873198

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209

(Address of principal executive offices and zip code)

(703) 469-1000

Registrant’s telephone number, including area code

ITEM 9.  REGULATION FD DISCLOSURE.

     FBR Asset Investment Corporation (“FBR Asset”) is furnishing this Current Report on Form 8-K pursuant to Regulation FD in connection with the disclosure of information in a slide show presentation to be given by FBR Asset at the MicroCapital LLC Investor Conference on May 3, 2002.

     The information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit 99.1 Information presented by FBR Asset at the MicroCapital LLC Investor Conference on May 3, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR ASSET INVESTMENT CORPORATION

Date: May 2, 2001	By: /s/ Kurt R. Harrington Name: Kurt R. Harrington Title: Chief Financial Officer

LIST OF EXHIBITS

99.1	Information presented by FBR Asset at the MicroCapital LLC Investor Conference on May 3, 2002.